UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2004

SUNCOAST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-70231	65-0827141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8592 Potter Park Drive, Suite 200, Sarasota, Florida	34238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 923-0500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

On December 31, 2004, SunCoast Bancorp, Inc. sold $1,350,000 (108,000 shares) of Convertible Preferred Stock on a private placement basis, which completed the Company’s private offering of Convertible Preferred Stock. The Preferred Stock will pay cumulative dividends on the basis of .06 of a share of Preferred Stock for each share of Preferred Stock purchased in the offering, payable on each of December 31, 2005 (to shareholders of record on December 15, 2005), and December 31, 2006 (to shareholders of record on December 15, 2006). The shares of Preferred Stock are automatically convertible into shares of Common Stock on the earlier of December 31, 2006 or a change in control of the Company, at a conversion price equal to $10.50 per share. The proceeds from the private placement will be used for general corporate purposes and working capital needs.

The private placement of shares of Preferred Stock was not conducted by any means of general solicitation or general advertising, and the shares of Preferred Stock were only offered and sold to accredited investors (as such term is defined in Rule 501 promulgated under the Securities Act of 1933).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOAST BANCORP, INC.

Dated: January 5, 2005	By:	/s/ John S. Wilks
John S. Wilks, Senior Vice
President and Chief Financial Officer